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                                                                    EXHIBIT 4.2


       EXERCISABLE ON OR BEFORE 4:00 P.M., MOUNTAIN TIME, MAY 10, 2000


                                                                  WARRANTS


           SERIES A WARRANT CERTIFICATE TO PURCHASE COMMON STOCK OF

                      ZANART ENTERTAINMENT INCORPORATED

       NUMBER                                                 CUSIP 212172 11 8
 W      0133


This Series A Warrant Certificate certifies that





,or registered assigns thereof, is the registered holder of    Series A Warrants



                   NAME CHANGED TO CONTINUCARE CORPORATION

(the "Warrants") to purchase shares of common stock, $.0001 par value per share (the "Shares"), of Zanart Entertainment Incorporated, a Florida corporation (the "Company"). Each Warrant evidenced hereby entitles the holder to purchase from the Company on or before 4:00 p.m., Mountain time, on May 10, 2000 (the "Expiration Date") one fully paid and non-assessable Share at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.00 per share upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in Salt Lake City, Utah, but only subject to the conditions set forth herein and in the Series A Warrant Agreement, dated as of the Effective Date (the "Warrant Agreement"), between the Company and Fidelity Transfer Company, as Warrant Agent (the "Warrant Agent").
    All capitalized terms used but not defined herein have the meanings set forth in the Warrant Agreement.
    Payment of the Exercise Price may be made in cash or by certified or official bank check payable to the order of the Company.
    Reference is hereby made to the further provisions of this Warrant Certificate, including, without limitation, those set forth on the reverse hereof, and such further provisions are incorporated herein by reference and will for all purposes have the same effect as though fully set forth herein.
    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
    This Warrant Certificate is negotiable.
    The Warrants may be redeemed as provided in the Warrant Agreement.
    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

                                             ZANART ENTERTAINMENT INCORPORATEED
Dated:

                                             By:  /s/


                     [SEAL]                                     President


                                             Attest:

                                             By:  /s/
                                                                Secretary


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                      ZANART ENTERTAINMENT INCORPORATED

     The Warrants evidenced by this Series A Warrant Certificate are a part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders.
     Warrants may be exercised to purchase Shares from the Company in accordance with the Warrant Agreement at the Exercise Price set forth on the face hereof, subject to adjustment as hereinafter referred to. The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price and any applicable transfer taxes at the office of the Warrant Agent in Salt Lake City, Utah. In the event that upon any exercise of Warrants evidenced hereby, the number of Shares purchased shall be less than the total number of Shares purchasable hereunder, there will be issued to the Holder hereof or such Holder's assignee a new Warrant Certificate evidencing the number of Shares not purchased.
     The Warrant Agreement provides that upon the occurence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of Shares purchasable upon the exercise of each Warrant will be adjusted to fractions of a Warrant will be issued upon any such adjustment, but the persons entitled to such fractional interest will be paid, as provided in the Warrant Agreement, an amount in cash equal to the current market value of such fractional Warrant.
     The Warrant Agreement also provides that in the event of certain reclassifications or changes in outstanding Shares, certain consolidations or mergers to which the Company is a party and certain sales or conveyances of the property of the Company as an entirety or substantially as an entirety, each Warrant would thereupon become exercisable for the number of shares of stock or other securities or property (including cash) which would have been receivable upon such transaction by a holder of the number of Shares which would have been purchasable upon exercise of such Warrant immediately prior to such transactions.
     Warrant Certificates, when surrendered at the office of the Warrant Agent in Salt Lake City, Utah, by the registered holder thereof, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of this Warrant Certificate at the office of the Warrant Agent in Salt Lake City, Utah, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants will be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
     The Company and the Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary.


                             ELECTION TO PURCHASE

             (To be executed upon exercise of Series A Warrant.)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Series A Warrant Certificate, to purchase__________________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of the Company in the amount of $______________________________________________________________________________,
all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________________________________________________________________,

whose address is_______________________________________________________________,

and that such certificate be delivered to______________________________________,

whose address is_______________________________________________________________.
If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Series A Warrant Certificate representing Warrants to purchase the remaining balance of the Shares be registered in the name of________________________________________________________________________,

whose address is_______________________________________________________________,

and that such certificate be delivered to______________________________________,

whose address is_______________________________________________________________.

Dated:_____________________________   Signature:_______________________________
                                                (Signature must conform in all
                                                respects to name of Holder as
                                                specified on the face of the
                                                Series A Warrant Certificate).


      (Insert Social Security or Other Identifying
                   Number of Assignee)



Signature Guaranteed:



                                  ASSIGNMENT

       (To be executed by the registered Holder if such Holder desires to transfer the Series A Warrant Certificate.)

   FOR VALUE RECEIVED____________________________________________hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                (Please print name and address of transferee)

[all] [               ] of the Warrants evidenced by this Series A Warrant
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

___________________________________________________________________ Attorney,
to transfer the within Series A Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________________________       Signature____________________________
                                                (Signature must conform in all
                                                respects to name of Holder as
                                                specified on the face of the
                                                Series A Warrant Certificate).


      (Insert Social Security or Other Identifying
                   Number of Assignee)



Signature Guaranteed: